Registration No. 333-119771

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-119771

UNDER
THE SECURITIES ACT OF 1933

TWIN DISC, INCORPORATED
(Exact name of registrant as specified in its charter)

Wisconsin	39-0667110
(State or other jurisdiction of	(I.R.S. Employer
Incorporation or organization)	Identification No.)

1328 Racine Street, Racine, Wisconsin  53403
(Address of principal executive offices)

(262) 638-4000
(Registrant's telephone number, including area code)

Twin Disc, Incorporated, 2004 Stock Incentive Plan
 (Full title of the plan)

Jeffrey S. Knutson, 1328 Racine Street, Racine, Wisconsin  53403
(Name and address of agent for service)

(262) 638-4000
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer [   ]                                                                                                         Accelerated Filer [ √ ]
Non-accelerated Filer [   ] (Do not check if a smaller reporting company) Smaller reporting company [     ]

DEREGISTRATION OF SECURITIES

On October 15, 2004, Twin Disc, Incorporated (the “Registrant), registered 164,000 shares of Common Stock, without par value (the “Securities”), for issuance under the Twin Disc, Incorporated, 2004 Stock Incentive Plan (the “Plan”) pursuant to a Registration Statement on Form S-8, File No. 333-119771 (the “Registration Statement”), filed with the Securities and Exchange Commission.  This Post-Effective Amendment No. 1 to Form S-8 Registration Statement is being filed solely to remove from registration any Securities that were registered and will not be issued in connection with Registrant’s offering and terminate the Registration Statement in this file.

The offering contemplated by the Registration Statement has terminated, as no further awards may be granted under the Plan and all Securities issuable pursuant to prior awards have either been issued or forfeited.  Accordingly, pursuant to the Registrant’s undertaking in Part II, Item 9 of the Registration Statement, the Registrant is filing this Post-Effective Amendment No. 1 to the Registration Statement to remove from registration any and all Securities that had been registered for issuance under the Registration Statement but remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Racine, State of Wisconsin, on August 24, 2015.

TWIN DISC, INCORPORATED

Date: August 24, 2015	By: /s/ JEFFREY S. KNUTSON
Jeffrey S. Knutson
Vice President – Finance, Chief Financial Officer, Treasurer and Secretary

Note: No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement in reliance on Rule 478 of the Securities Act of 1933, as amended.

24356893_1.DOCX